                                                                     Exhibit 4.1


                                                                  EXECUTION COPY








                                  CONSECO, INC.

                    10-3/4% Guaranteed Senior Notes due 2009

                       FIRST SENIOR SUPPLEMENTAL INDENTURE

                           Dated as of April 24, 2002

                                       to

               Second Senior Indenture Dated as of April 24, 2002




                                STATE STREET BANK
                               AND TRUST COMPANY,

                                     Trustee
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                                TABLE OF CONTENTS

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ARTICLE I APPLICATION OF SUPPLEMENTAL INDENTURE AND CREATION OF 10-3/4% GUARANTEED SENIOR NOTES DUE 2009............         1
           Section 1.01. Application of this Supplemental Indenture.................................................         1
           Section 1.02. Effect of Supplemental Indenture...........................................................         1
           Section 1.03. Amount of Notes............................................................................         2
           Section 1.04. Terms of the Initial Notes and the Additional Notes; Form of Security......................         3
           Section 1.05. Interest on the Notes......................................................................         3
           Section 1.06. Subsidiary Guarantee.......................................................................         3
           Section 1.07. Registrar and Paying Agent.................................................................         3

ARTICLE II DEFINITIONS AND INCORPORATION BY REFERENCE...............................................................         3
           Section 2.01. Definitions................................................................................         2
           Section 2.02. Other Definitions..........................................................................        28
           Section 2.03. Incorporation by Reference of Trust Indenture Act..........................................        29

ARTICLE III REDEMPTION..............................................................................................        29
           Section 3.01. Optional Redemption........................................................................        29
           Section 3.02. Selection..................................................................................        30
           Section 3.03. No Conditional Redemption..................................................................        30

ARTICLE IV COVENANTS................................................................................................        30
           Section 4.01. Covenant Cancellation......................................................................        30
           Section 4.02. Change of Control..........................................................................        31
           Section 4.03. Limitation on Asset Sales..................................................................        32
           Section 4.04. Limitation on Restricted Payments..........................................................        34
           Section 4.05. Incurrence of Indebtedness and Issuance of Preferred Stock.................................        37
           Section 4.06. Limitation on Liens........................................................................        37
           Section 4.07. Dividend and Other Payment Restrictions Affecting Subsidiaries.............................        37
           Section 4.08. Limitation on Transactions with Affiliates.................................................        39
           Section 4.09. Designation of Restricted and Unrestricted Subsidiaries....................................        40
           Section 4.10. Limitation on the Company's Business.......................................................        40
           Section 4.11. Limitation on Investments..................................................................        40
           Section 4.12. Commission Reports.........................................................................        40
           Section 4.13. Further Instruments and Acts...............................................................        41

ARTICLE V SUCCESSOR COMPANY.........................................................................................        41
           Section 5.01. When the Company May Merge or Transfer Assets..............................................        41

ARTICLE VI DEFAULTS AND REMEDIES....................................................................................        42
           Section 6.01. Events and Remedies........................................................................        42
           Section 6.02. Waiver of Default or Event of Default by Holders...........................................        44
           Section 6.03. Acceleration of Maturity...................................................................        44
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ARTICLE VII DISCHARGE OF INDENTURE; DEFEASANCE......................................................................        45
           Section 7.01. Discharge of Liability on the Notes........................................................        45
           Section 7.02. Additional Provisions Regarding Covenant Defeasance........................................        45
           Section 7.03. Additional Conditions to Defeasance........................................................        45

ARTICLE VIII AMENDMENTS.............................................................................................        46
           Section 8.01. Without Consent of Holders.................................................................        46
           Section 8.02. With Consent of Holders....................................................................        46
           Section 8.03. Payments for Consent.......................................................................        47

ARTICLE IX MISCELLANEOUS............................................................................................        47
           Section 9.01. Trust Indenture Act Controls...............................................................        47
           Section 9.02. Notices  31
           Section 9.03. When Notes Disregarded.....................................................................        48
           Section 9.04. Rules by Trustee, Paying Agent and Registrar...............................................        48
           Section 9.05. Legal Holidays.............................................................................        48
           Section 9.06. Governing Law..............................................................................        48
           Section 9.07. No Personal Liability of Directors, Officers, Employees and Shareholders...................        48
           Section 9.08. Successors.................................................................................        48
           Section 9.09. Multiple Originals.........................................................................        48
           Section 9.10. Table of Contents; Headings................................................................        49
           Section 9.11. Not Responsible for Recitals or Issuance of Notes..........................................        49
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                                       ii
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            This FIRST SENIOR SUPPLEMENTAL INDENTURE (this "Supplemental
Indenture") dated as of April 24, 2002, to the Second Senior Indenture (the
"Existing Indenture") dated as of April 24, 2002, among CONSECO, INC., an
Indiana corporation (the "Company"), CIHC, INCORPORATED, a Delaware corporation, as guarantor and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee") (the Existing Indenture as supplemented by this Supplemental Indenture, the "Indenture").

                                    RECITALS

            WHEREAS, the Company, the Guarantor and the Trustee have heretofore executed and delivered the Existing Indenture to provide for the issuance of the Company's securities in one or more series;

            WHEREAS, Sections 3.1 and 8.1 of the Existing Indenture provide, among other things, that the Company, the Guarantor and the Trustee may without the consent of Holders enter into indentures supplemental to the Existing Indenture to provide for specific terms applicable to any series of Securities and to add to the covenants of the Company and the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series);

            WHEREAS, the Company desires to provide for the issuance of new series of debt securities to be designated as the 10-3/4% Guaranteed Senior Notes due 2009, and to set forth the terms that will be applicable thereto; and

            WHEREAS, all action on the part of the Company and the Guarantor necessary to make this Supplemental Indenture a valid agreement of the Company and the Guarantor and to authorize the issuance of the Notes under the Indenture (as supplemented hereby) has been duly taken;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                    APPLICATION OF SUPPLEMENTAL INDENTURE
           AND CREATION OF 10-3/4% GUARANTEED SENIOR NOTES DUE 2009

            Section 1.01. Application of this Supplemental Indenture. The covenants included in this Supplemental Indenture are expressly being included solely for the benefit of the 10-3/4% Guaranteed Senior Notes due 2009 (the "Notes"). The Notes constitute a series of Securities as provided in Section 3.1 of the Existing Indenture.

            Section 1.02. Effect of Supplemental Indenture. The Existing Indenture shall be supplemented pursuant to Sections 3.1 and 8.1 to establish the terms of the Notes as set forth in this Supplemental Indenture, including as follows:

            (a) The definitions set forth in Article 1 of the Existing Indenture shall be modified to the extent provided in Article II of this Supplemental Indenture with respect to the provisions contained in this Supplemental Indenture;

            (b) The forms of the securities representing the Notes required to be established pursuant to Sections 2.1 and 3.1(b)(20) of the Existing Indenture shall be established in accordance with Sections 1.03, 1.04 and 1.05 of this Supplemental Indenture;

            (c) The form of the Subsidiary Guarantee required to be established pursuant to Sections 2.1 and 12.2 of the Existing Indenture shall be established in accordance with Section 1.06 of this Supplemental Indenture;

            (d) The provisions of Article VII of this Supplemental Indenture shall supplement the provisions of Article 4 of the Existing Indenture;

            (e) The provisions of Article 5 of the Existing Indenture specifying certain Events of Default are deleted as contemplated by Section 3.1(b)(16) of the Existing Indenture and are replaced in their entirety by Article VI hereof;

            (f) The provisions of Article V hereof regarding merger and transfer of assets shall supersede in their entirety the provisions of Article 7 of the Existing Indenture, as permitted by Section 8.1(5) of the Existing Indenture;

            (g) The provisions of Sections 8.1 and 8.2 of the Existing Indenture regarding supplemental indentures are supplemented as provided in Article VIII of this Supplemental Indenture;

            (h) The provisions of Article 9 of the Existing Indenture regarding certain covenants of the Company shall be supplemented by the provisions of Article IV of this Supplemental Indenture;

            (i) The provisions of Article 10 of the Existing Indenture regarding redemption shall be supplemented by the provisions of Article III of this Supplemental Indenture.

            Section 1.03. Amount of Notes. The Notes shall be known and designated as the "10-3/4% Guaranteed Senior Notes due 2009." The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is up to $750,000,000, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, Notes pursuant to Section 3.4, 3.5, 3.6, 3.14, 8.6 or 10.7 of the Existing Indenture. The aggregate principal amount that shall be initially authenticated and delivered by the Trustee (the "Initial Notes") shall be an amount up to $400,000,000; the aggregate principal amount of additional Notes that may be authenticated and delivered under the Indenture on one or more occasions (the "Additional Notes") is $350,000,000 (the issuance of any Additional Notes being subject to compliance with Section 4.05 below).

            Section 1.04. Terms of the Initial Notes and the Additional Notes; Form of Security. The Initial Notes and the Additional Notes shall together constitute one series for purposes of the Existing Indenture and this Supplemental Indenture. Notwithstanding the foregoing, the Company shall establish the terms of any Additional Notes and appropriate modifications to Exhibits A-1 and A-2 with respect to such Additional Notes by a resolution of the board of directors of the Company in the manner set forth in Section 3.1 of the Existing Indenture. The Notes are issuable without coupons in substantially the form of Exhibits A-1 and A-2 hereto. The Notes are not issuable in bearer form. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereto. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed.

            Section 1.05.     Interest on the Notes

            . The Notes shall bear interest at a fixed rate of 10.75% per annum. Interest shall be payable semi-annually on June 15 and December 15 of each year, commencing, June 15, 2002. The interest payable on June 15, 2002 will accrue from December 15, 2001.

            Section 1.06.     Subsidiary Guarantee

            . The Notes will be Guaranteed by the Subsidiary Guarantee of the Guarantor on an unsecured senior subordinated basis in accordance with the provisions of the Existing Indenture. The Subsidiary Guarantee shall be substantially in the form of Exhibit B attached hereto.

            Section 1.07. Registrar and Paying Agent. The Company hereby initially appoints the Trustee as Paying Agent, Registrar and transfer agent for the Notes.

                                   ARTICLE II

                  DEFINITIONS AND INCORPORATION BY REFERENCE

            Section 2.01.     Definitions.

            (a) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Existing Indenture.

            (b) The following are definitions used in this Supplemental Indenture and to the extent that a term is defined both herein and in the Existing Indenture, the definition in this Supplemental Indenture shall govern with respect to the provisions contained herein relating to the Notes.

            "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset
            acquired by such specified Person.

            "Adjusted Total Shareholders' Equity" means, with respect to any specified Person, as of any date of determination, the Total Shareholders' Equity of such Person as of the end of its most recent fiscal quarter ending at least 45 days prior to such date of determination; provided, however, that pro forma effect shall be given to (x) any of the following that shall have occurred since the end of the relevant fiscal quarter or that shall occur simultaneously with or immediately following the transaction giving rise to the need to calculate Adjusted Total Shareholders' Equity and (y) the use of any proceeds of such transaction to effect any of the following (in each case without duplication and as if the following had occurred on the last day of such fiscal quarter):

                  (b) issuances and sales of Capital Stock by such specified Person or any of its Subsidiaries;

                  (c) Investments in (by merger or otherwise) or acquisitions of any Subsidiary of such specified Person or any Person that becomes such a Subsidiary as a result of such Investment or acquisition or in assets which constitute all or substantially all of an operating unit of a business;

                  (d) Restricted Payments and Permitted Investments; and

                  (e) Asset Sales.

            "Admitted Assets" means with respect to an Insurance Subsidiary the total assets of such Insurance Subsidiary determined under Statutory Accounting Practices.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have corresponding meanings.

            "Applicable Premium" means, with respect to a Note at any time of determination, the excess, if any, of (A) the present value at such time of determination of the remaining required interest and principal payments (including any past due or accrued and unpaid interest) in respect of the portion of such note to be redeemed, computed using a discount rate equal to the applicable Treasury Rate plus 50 basis points, over (B) the then Outstanding principal amount of the portion of such Note to be redeemed.

            "Asset Finance Indebtedness" means any Indebtedness by Conseco Finance which is not Non-Asset Finance Indebtedness.

            "Asset Sale" means:

                  (a) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory or equipment (including, without limitation, repossessed and/or off-lease property of Conseco Finance) in the ordinary course of business consistent with past practices; provided, that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions described in Section 4.02 hereof and/or the provisions described in Article V hereof and not by the provisions of Section 4.03 hereof; and

                  (b) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of the Company's Subsidiaries.

                  Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

                  (a) any single transaction or series of related transactions that involves assets having a fair market value of less than $50 million;

                  (b) a transfer of assets between or among the Company and its Restricted Subsidiaries (or between or among Restricted Subsidiaries and other such Restricted Subsidiaries);

                  (c) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary of the Company;

                  (d) (i) a disposition of assets pursuant to any reinsurance arrangements in the ordinary course of business or (ii) any other disposition pursuant to a reinsurance agreement so long as (x) the proceeds therefrom are retained by an Insurance Subsidiary, (y) such proceeds are used for the general corporate purposes of the Insurance Subsidiaries (including for reinvestment within insurance lines of business similar to the Company's insurance lines of business at the time of the relevant transaction) and (z) the aggregate statutory profit and/or gains on insurance policy sales or other portfolio transfers resulting from all dispositions described in this clause (ii) consummated after August 25, 2000 shall not exceed $250 million;

                  (e) a sale or lease of assets in the ordinary course of business;

                  (f) the issuance of Equity Interests in the Company;

                  (g) a sale or other disposition of cash or Cash Equivalents;

                  (h) a Restricted Payment or Permitted Investment that is permitted by Section 4.04 hereof;

                  (i) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment:

                  (j) dispositions of Investments by Insurance Subsidiaries (other than any of their respective Investments in Persons engaged in insurance lines of business) in the ordinary course of business consistent with past practices;

                  (k) dispositions of (i) in the case of Conseco Finance, loans, leases, receivables, installment contracts and other financial products originated, acquired, sold or securitized by Conseco Finance or (ii) interests in or components of Interest Only Securities;

                  (l) transfers resulting from any casualty or condemnation of property or assets;

                  (m) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business;

                  (n) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business and consistent with the past practices of the Company and its Subsidiaries; and

                  (o) the sale or discount of overdue accounts receivable arising in the ordinary course of business and consistent with the past practices of the Company and its Subsidiaries, but only in connection with the compromise or collection thereof.

            "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination:

                  (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Indebtedness represented thereby according to the definition of "Capital Lease Obligation;" and

                  (b)   in all other instances, the greater of:

                  (1) the fair market value of the property subject to such Sale and Leaseback Transaction (which shall be determined, if such property has a fair market value in excess of $50 million, by a Senior Executive and evidenced by a resolution, dated within 30 days of the relevant transaction, delivered to the Trustee); and

                  (2) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

            "B-Share Financings" means the financing of fees or commissions related to B-Shares.

            "B-Shares" means those shares or ownership representing a mutual interest in a pool of assets on which 12b-1 fees or contingent deferred sales commissions (CDSC), as defined under the Investment Company Act of 1940, as amended, are applicable.

            "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

            "board of directors" means:

                  (a) with respect to a corporation, the board of directors of the corporation;

                  (b) with respect to a partnership, the board of directors of the general partner of the partnership; and

                  (c) with respect to any other Person, the board or committee of such Person serving a similar function.

            "Business Day" means each day that is not a Legal Holiday.

            "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

            "Capital Stock" means:

                  (a) in the case of a corporation, corporate stock;

                  (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means:

                  (a)   Dollars;

                  (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

                  (c) certificates of deposit, time deposits and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to any of the Credit Agreements or with any domestic commercial bank having capital and surplus in excess of $500.0 million and short term debt rating of at least A-1 by S&P and P-1 by Moody's;

                  (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and
      (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

                  (e) commercial paper having a rating of at least P-1 by Moody's or A-1 by S&P and in each case maturing within six months after the date of acquisition;

                  (f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P and A-2 by Moody's;

                  (g) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any lender party to any of the Credit Agreements or any commercial bank satisfying the requirements of clause (c) of this definition; and

                  (h) money market funds or similar funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (g) of this definition.

            "CBOs" means notes or other instruments (other than CMOs) secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans.

            "Change of Control" means the occurrence of any of the following:

                  (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

                  (b) the adoption of a plan relating to the liquidation or dissolution of the Company;

                  (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Company's Voting Stock, measured by voting power rather than number of shares; or

                  (d) the first day on which a majority of the members of the Company's board of directors are not Continuing Directors.

            "CMOs" means notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Conseco Facilities" means:

                  (a) the Senior Secured Revolving Credit Agreement, dated as of May 30, 2000, among the Company, the banks parties thereto, Chase Manhattan Bank, as administrative agent and Chase Securities Inc. and Banc of America Securities LLC as co-lead arrangers and co-lead book managers;

                  (b) the 364-Day Credit Agreement, dated as of September 25, 1998, among the Company, the banks parties thereto, the syndication agents and documentation agent named therein and Bank of America, N.A., as agent, as amended to incorporate the obligations of the Company under the ECN Dealer Agreement between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated dated September 28, 1999; and

                  (c) the Five-Year Credit Agreement, dated as of September 25, 1998, among the Company, the banks parties thereto, the syndication agents and documentation agent named therein and Bank of America, N.A., as agent;

            in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

            "Conseco Finance" means, collectively, Conseco Finance Corp., a Delaware corporation, and its consolidated Subsidiaries.

            "Consolidated Adjusted Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period:

                  (1) net investment losses and minus net investment gains
            (adjusted for that portion of cost of policies purchased and cost of policies produced relating to such losses or gains); plus

                  (2) venture capital losses and minus venture capital income related to the Investment in TeleCorp PCS, Inc. (adjusted for that portion of cost of policies purchased and cost of policies produced relating to such losses or income); plus

                  (3) special expense or loss items and minus special income or gain items not relating to the continuing operations of the specified business of such Person (including impairment charges to reduce the value of interest only securities and servicing rights, the provision for losses related to loan guarantees, expenses related to restructuring activities and other special charges); plus

                  (4) the net loss or minus the net gain related to businesses such Person intends to sell; plus

                  (5) any expense resulting from a change in the regulatory
            environment; plus

                  (6) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                  (7) provision for taxes based on income or profits of such
            Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (8) consolidated interest expense of such Person and its
            Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations (excluding Hedging Obligations of Insurance Subsidiaries), but excluding the interest expense on direct third party borrowings of Conseco Finance and investment borrowings of Insurance Subsidiaries to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

                  (9) depreciation, amortization (including amortization of
            goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding (a) any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period, (b) amortization of a prepaid cash expense that was paid in a prior period, including deferred policy acquisition costs, (c) amortization of the present value of future profits, and (d) any non-cash expense constituting an extraordinary item of loss) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

                  (10) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; plus

                  (11) amounts applicable to minority interest including payment of dividends under Trust Preferred Securities;

in each case, on a consolidated basis and determined in accordance with GAAP.

            "Consolidated Net Income" means, with respect to any specified person (the "Specified Person"), for any period, the net income of such Specified Person and its consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP (and if not otherwise deducted, after deduction of amounts applicable to minority interest, including payment of dividends under Trust Preferred Securities).

            "Continuing Director" means, as of any date of determination, any member of the Company's board of directors who:

                  (a) was a member of the Company's board of directors on the
            Original Issuance Date; or

                  (b) was nominated for election or elected to the Company's board of directors with the approval of a majority of the Continuing Directors who were members of the Company's board at the time of such nomination or election.

            "Credit Agreements" means:

                  (a)   the Conseco Facilities; and

                  (b) the D&O Facilities; in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

            "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreements) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "D&O Facilities" means:

                  (a) the Termination and Replacement Agreement, dated as of May 30, 2000, among the individual borrowers parties thereto, the banks parties thereto, JP Morgan Chase Manhattan Bank, as administrative agent and J.P. Morgan Securities Inc. and Banc of America Securities LLC as co-lead arrangers and co-lead book managers and the related guaranty by each of the Company and CIHC, Incorporated;

                  (b) the Credit Agreement, dated as of August 21, 1998, among the individual borrowers party thereto, the banks party thereto and Bank of America, N.A., as administrative agent and the related guaranty by each of the Company and CIHC, Incorporated;

                  (c) the Amended and Restated Credit Agreement, dated as of August 26, 1997, among the individual borrowers parties thereto, the banks parties thereto and Bank of America, N.A., as administrative agent and the related guaranty by each of the Company and CIHC, Incorporated;

                  (d) the Credit Agreement, dated as of November 22, 2000, among the persons listed on the signature pages thereto, as Borrowers, the other financial institutions party thereto and Bank of America, N.A., as administrative agent (relating to refinancing of certain loans under that certain Credit Agreement, dated as of August 21, 1998) and the related guaranty by each of the Company and CIHC, Incorporated;

                  (e) the Credit Agreement, dated as of November 22, 2000, among the persons listed on the signature pages thereto, as Borrowers, the other financial institutions party thereto and Bank of America, N.A., as administrative agent (relating to refinancing of certain loans under that certain Credit Agreement, dated as of August 26, 1997) and the related guaranty by each of the Company and CIHC, Incorporated; and

                  (f) the Credit Agreement, dated as of November 22, 2000, among the persons listed on the signature pages thereto, as Borrowers, the other financial institutions party thereto and JP Morgan Chase Bank, as administrative agent (relating to refinancing of certain loans under that certain Credit Agreement, dated as of September 15, 1999, as terminated and replaced by that certain Termination Replacement Agreement, dated as of May 30, 2000) and the related guaranty by each of the Company and CIHC, Incorporated;

in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.04 hereof.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock). For the avoidance of doubt, the term "Equity Interests" will not include Trust Preferred Securities.

            "Equity Offering" means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the Original Issuance Date.

            "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

            "Existing Indebtedness" means the aggregate principal amount of the Company's and its Restricted Subsidiaries' Indebtedness (other than Indebtedness under the Credit Agreements) in existence on the Original Issuance Date, until such amounts are repaid.

            "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (a) the consolidated interest expense on Indebtedness of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations of the Company; plus

                  (b) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                  (c) any interest expense on Indebtedness of another Person that is Guaranteed and funded by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries; plus

                  (d) the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  Notwithstanding the foregoing, interest expense or other amounts incurred in the ordinary course of business by Conseco Finance shall not be included as part of Fixed Charges and interest expense related to investment borrowings of Insurance Subsidiaries shall be excluded from Fixed Charges.

            "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Adjusted Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

            In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

                  (a) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Adjusted Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

                  (b) the Consolidated Adjusted Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

                  (c) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

            "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect on the date of the determination.

            "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

            "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

                  (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

                  (b) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions designed to protect the person or entity entering into the agreement against fluctuations in interest rates or currency exchanges rates with respect to Indebtedness incurred and not for purposes of speculation;

                  (c) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time;

                  (d) other agreements designed to hedge against market risks associated with the issuance of insurance products; and

                  (e) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency exchange rates.

            "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

                  (a) in respect of borrowed money;

                  (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (c) in respect of banker's acceptances;

                  (d) representing Capital Lease Obligations;

                  (e) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

                  (f) representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; it being understood that for the avoidance of doubt Trust Preferred Securities shall be Indebtedness for purposes hereof. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

            The amount of any Indebtedness outstanding as of any date will be:

                  (a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

                  (b) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

            "Insurance Subsidiary" means any of the Company's Subsidiaries that is subject to regulation as an insurance company by the insurance regulatory authorities of its jurisdiction of domicile.

            "Interest Only Security" means any interest, including servicing fees, retained by Conseco Finance relating to the sale or securitization of loans, leases, receivables or installment contracts, which constitutes either an interest only security or a servicing right asset in accordance with GAAP.

            "Investment Grade Securities" means (i) cash or Cash Equivalents,
(ii) debt securities or debt instruments with a BBB- or higher rating by S&P, Baa3 or higher rating by Moody's, or Class (2) or higher rating by the NAIC, or
(iii) commercial paper with an A-2 or higher rating by S&P or a P-2 or higher rating by Moody's, or the equivalent of such ratings by S&P, Moody's or the NAIC, or, if neither S&P, Moody's nor the NAIC makes a rating publicly available, the equivalent of such ratings by a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company which shall be substituted for S&P, Moody's or the NAIC. For purposes of this definition, Indebtedness secured by one or more mortgages shall not be deemed to be debt securities or debt instruments.

            "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Subsidiaries sell or otherwise dispose of any Equity Interests of any of the Company's direct or indirect Subsidiaries such that, after giving effect to any such sale or disposition, such Person is no longer the Company's Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.04(c) hereof. The acquisition by the Company or any of its Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.04(c) hereof.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or Indiana.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

            "Moody's" means Moody's Investors Service, Inc., or any successor to the rating business thereof.

            "NAIC" means National Association of Insurance Commissioners, or any successor organization thereto.

            "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

            "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

            "Non-Asset Finance Indebtedness" means total Indebtedness of Conseco Finance less the sum of unrestricted cash and Cash Equivalents of Conseco Finance, book value of all finance receivables of Conseco Finance and 85% of servicing advance receivables of Conseco Finance.

            "Non-Investment Grade Securities" means any equity securities or debt securities or debt instruments other than Investment Grade Securities, except for (i) debt securities or debt instruments issued by the Company or its Subsidiaries and (ii) Specified Investments.

            "Non-Recourse Debt" means Indebtedness:

                  (a) as to which neither the Company nor any of the Company's Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

                  (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

                  (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Original Issuance Date" means June 29, 2001.

            "Permitted Business" means (a) the life insurance and reinsurance business, (b) the investment management business, (c) consumer and commercial finance business and (d) any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by the Company's board of directors or executive committee thereof and set forth in an Officers' Certificate delivered to the Trustee.

            "Permitted Debt" means:

                  (a) the incurrence by the Company and any of its Subsidiaries of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the Company's or any of its Subsidiaries' maximum potential liability thereunder) under:

                  (i) the Conseco Facilities in an aggregate amount at any one time outstanding not to exceed $1.5 billion; and

                  (ii) the D&O Facilities in an aggregate amount at any one time outstanding not to exceed the amount outstanding on the Original Issuance Date;

      provided, that the aggregate principal balance of Indebtedness that may be outstanding at any one time under the Credit Agreements shall be permanently reduced to the extent that the amount available under the Credit Agreements is, by the terms of any Credit Agreement then in effect, permanently reduced as a result of one or more Asset Sales;

                  (b) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                  (c) the incurrence of Indebtedness represented by the Notes issued and sold in the offering;

                  (d) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by
      Section 4.05 hereof or clauses (b), (c), (d), (i) or (q) of this definition;

                  (e) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and its Restricted Subsidiaries (or between Restricted Subsidiaries); provided, however, that: (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or any of its Subsidiaries and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or its Restricted Subsidiary; will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (e);

                  (f) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations;

                  (g) the Guarantee by the Company or any of its Subsidiaries of the Company's or its Subsidiaries' Indebtedness that was permitted to be incurred by another provision of this definition;

                  (h) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this definition; provided, in each such case, that the amount thereof is included in the Company's Fixed Charges as accrued;

                  (i) the incurrence by Subsidiaries of Indebtedness related to Permitted Transactions;

                  (j) contingent obligations of the Company and/or any of the Company's Subsidiaries in the ordinary course of business not otherwise described above or below in an aggregate amount not to exceed at any time ten percent (10%) of Total Shareholders' Equity of the Company;

                  (k) the incurrence by the Company or any of its Subsidiaries of Permitted Nonrecourse Transaction Indebtedness;

                  (l) the incurrence by the Company or any of its Subsidiaries of secured Indebtedness, including without limitation, capitalized lease liabilities and purchase money debt; provided, that the aggregate outstanding principal amount of

      Indebtedness of this type does not exceed at any time ten percent (10%) of Total Shareholders' Equity of the Company at such time;

                  (m) Indebtedness in respect of surplus debentures entered into by an Insurance Subsidiary;

                  (n) the incurrence by the Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by the Company's Restricted Subsidiary that was not permitted by this clause (n);

                  (o) Asset Finance Indebtedness; provided, that such Indebtedness is non-recourse to the Company;

                  (p) Non-Asset Finance Indebtedness; provided, however, that such Non-Asset Finance Indebtedness shall not exceed at any time outstanding fifty percent (50%) of Total Shareholders' Equity of Conseco Finance and provided, further, that at the time of incurrence of such Non-Asset Finance Indebtedness, the ratio of Conseco Finance's Total Shareholders' Equity to Total Managed Receivables shall be at least 4%; and

                  (q) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (q), not to exceed $200 million.

                  For purposes of determining compliance with Section 4.05 hereof, in the event that an item of proposed Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (q) above, or is entitled to be incurred pursuant to such covenant, the Company will be permitted to classify or (later classify or reclassify in whole or in part in the Company's sole discretion) such item of Indebtedness in any manner that complies with such Section.

            "Permitted Investments" means:

                  (a) any Investment in the Company or any of its Restricted Subsidiaries;

                  (b) any Investment in Cash Equivalents;

                  (c) any Investment by the Company or any of its Subsidiaries in a Person, if as a result of such Investment:

                  (i) such Person becomes the Company's Restricted Subsidiary;
            or

                  (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiary;

                  (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.03;

                  (e) any acquisition of assets solely in exchange for the issuance of the Company's Equity Interests (other than Disqualified Stock);

                  (f) any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

                  (g) any Investment made by a Subsidiary (other than CIHC, Incorporated) in the ordinary course of its business;

                  (h) Hedging Obligations permitted to be incurred under Section 4.05; and

                  (i) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (i) that are at the time outstanding, not to exceed $50 million per year.

            "Permitted Liens" means:

                  (a) Liens of the Company existing on the Original Issuance Date securing Senior Debt referred to in clauses (a), (b) and (c) of the definition of "Permitted Debt" herein that was permitted by the terms of
      Section 4.05 hereof to be incurred;

                  (b) Liens in the Company's favor;

                  (c) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of its Restricted Subsidiary; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary;

                  (d) Liens on property existing at the time of acquisition of the property by the Company or any of its Restricted Subsidiaries, provided, that such Liens were in existence prior to the contemplation of such acquisition;

                  (e) Liens existing on the Original Issuance Date, including any subsequent renewals, extensions or replacements thereof which do not increase with respect to the Obligations secured;

                  (f) Liens for taxes, assessments or governmental charges or claims that are not delinquent for more than 60 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (g) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

                  (h) Liens in connection with Permitted Transactions;

                  (i) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (j) Liens of mechanics, carriers, and materialmen and other like Liens arising in the ordinary course of business in respect of obligations which are not overdue for more than 60 days or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (k) Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services;

                  (l) Liens in favor of the trustees on sums required to be deposited with such trustees under the senior and subordinated indentures of the Company and its Subsidiaries existing as of the Original Issuance Date;

                  (m) Liens incurred on assets of Conseco Finance securing Indebtedness which is expressly permitted by clause (o) or (p) of the definition of Permitted Debt herein;

                  (n) Liens securing Indebtedness permitted by clause (l) of the definition of Permitted Debt herein;

                  (o) easements, rights-of-way, zoning restrictions, restrictions and other similar encumbrances incurred in the ordinary course of business and which do not materially interfere with the ordinary course of business of the Company and its Subsidiaries;

                  (p) Liens on property of the Company and its Subsidiaries in favor of landlords securing licenses, subleases or leases of property permitted hereunder;

                  (q) licenses, leases or subleases permitted hereunder granted to others not interfering in any material respect in the business of the Company and its Subsidiaries;

                  (r) attachment or judgment Liens not constituting an Event of Default under the Indenture;

                  (s) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by the Company and its Subsidiaries in the ordinary course of business;

                  (t) Liens in connection with a Permitted TeleCorp Hedge Transaction; and

                  (u) Liens incurred in the ordinary course of business of the Company or its Subsidiaries with respect to obligations that do not exceed $50 million at any time outstanding.

            "Permitted Nonrecourse Transaction Indebtedness" means nonrecourse Indebtedness of the Company and its Restricted Subsidiaries (other than Conseco Finance) resulting from the sale or securitization of non-Admitted Assets, policy loans, B-Share Financings, CBOs and CMOs.

            "Permitted Refinancing Indebtedness" means any of the Company's or its Subsidiaries' Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund of the Company's or its Subsidiaries' other Indebtedness (other than intercompany Indebtedness); provided, that:

                  (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                  (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (d) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Permitted TeleCorp Hedge Transaction" means Liens securing obligations under hedging transactions relating to the value of the capital stock in TeleCorp PCS, Inc. with counterparties having a senior unsecured non-credit enhancing long-term debt rating of at least A2 from Moody's and A from S&P.

            "Permitted Transactions" means (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation for delivery in the current month while simultaneously contracting to repurchase "substantially the same" (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities, (e) transactions in which a federal home loan mortgage bank (a "FHLMB") makes loans, which are sufficiently secured by appropriate assets consisting of government agency mortgage-backed securities, in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs, (f) financing transactions in which Conseco Finance sells or transfers as collateral loans, leases, receivables or installment contracts to a third party while simultaneously contracting to repurchase or reacquire substantially the same assets and (g) the issuance of any asset backed securities by Conseco Finance.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

            "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person. Preferred Stock includes Disqualified Stock and any Trust Preferred Securities.

            "Receivables" means consumer and commercial loans, leases and receivables purchased or originated by the Company or any Restricted Subsidiary in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

            "S&P" means Standard & Poor's Corporation, or any successor to the rating business thereto.

            "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby the Company or any of its Subsidiaries transfer such property to another Person and the Company or any of its Subsidiaries lease it from such Person.

            "Senior Debt" means:

                  (a) the Company's Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

                  (b) any other Indebtedness of the Company permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes; and

                  (c) all Obligations with respect to the items listed in the preceding clauses (a) and (b).

                  Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

                  (a) any liability for federal, state, local or other taxes owed or owing by the Company;

                  (b) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

                  (c) any trade payables; or

                  (d) the portion of any Indebtedness that is incurred in violation of the Indenture.

            "Senior Executive" means the chief financial officer, treasurer or member of the office of the chief executive of the Company.

            "Shorter-Term Public Debt" means the Company's 8.5% Notes due October 15, 2002, 6.4% Notes due February 10, 2003, 8?% Senior Notes due February 15, 2003, 10.5% Senior Notes due December 15, 2004, 8.75% Notes due February 9, 2004, 6.8% Notes due June 15, 2005 and 9% Notes due October 15, 2006.

            "Significant Subsidiary" means any Subsidiary of the Company with, after the elimination of intercompany accounts, (a) assets which constituted at least 5% of the Company's consolidated total assets, or (b) revenues which constituted at least 5% of the Company's consolidated total revenue or (c) net earnings which constituted at least 5% of the Company's consolidated total net earnings, but not less than $10,000,000, all as determined as of the date of the Company's most recently prepared quarterly financial statements for the 12-month period then ended.

            "Specified Investments" means Investments by the Company or any of its Subsidiaries of up to $50 million in the aggregate at any one time in (1) companies conducting solely insurance business (or holding companies holding solely Capital Stock of such companies), or (2) debt or equity securities of one or more Persons controlled by the Company or its Affiliates, or in Persons controlled by such Persons, which are formed primarily for the purpose of investing in or acquiring, and owning and operating, insurance businesses.

            "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "Statutory Accounting Practices" means, with respect to an Insurance Subsidiary, applicable statutory accounting practices prescribed or permitted by the state of domicile of such Insurance Subsidiary.

            "Subsidiary" means, with respect to any specified Person:

                  (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);
                  (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one of more Subsidiaries of that Person (or any combination thereof);

                  (c) any limited liability company of which more than 50% of the membership interest is owned or controlled by that Person or a Subsidiary of such Person; and

                  (d) a trust, association or other unincorporated organization of which more than 50% of the beneficial interest is owned or controlled by such Person or a Subsidiary of such Person; provided, that, with respect to any Investment made by the Company in any Person in the ordinary course of business solely for investment purposes, such Person shall not be considered a Subsidiary of the Company for the purposes of this Supplemental Indenture if such Person is not integral to the business or operations of the Company or any Significant Subsidiary.

            "Total Managed Receivables" means the averaged managed receivables of Conseco Finance, as reported in its most recent annual report on Form 10-K filed with the Commission.

            "Total Shareholders' Equity" means, with respect to any specified Person, the sum of, without duplication, total common and preferred shareholders' equity of such specified Person as determined in accordance with GAAP (calculated excluding unrealized gains (losses) of securities as determined in accordance with FAS 115), less any amounts attributable to Disqualified Stock.

            "Treasury Rate" means, with respect to the Notes, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the Notes; provided, however, that if the Weighted Average Life to Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that, if the Weighted Average Life to Maturity of such series is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            "Trust Preferred Securities" means mandatorily redeemable preferred securities (a) issued by one or more Delaware business trusts formed by the Company and (b) guaranteed by the Company, including specifically, "MIPS," "QuIPS," "TOPrS," "TruPS" and similar instruments.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means any of the Company's Subsidiaries that is designated by the Company's board of directors or the executive committee thereof as an Unrestricted Subsidiary pursuant to a resolution, but only to the extent that such Subsidiary:

                  (a) has no Indebtedness other than Non-Recourse Debt;

                  (b) is not party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or any of its Restricted Subsidiary than those that might be obtained at the time from Persons who are not the Company's Affiliates;

                  (c) is a Person with respect to which neither the Company nor any of the Company's Restricted Subsidiaries have any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

                  (d) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

                  (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

            Any designation of any of the Company's Subsidiaries as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.04. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by the Company's Restricted Subsidiaries as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.05, the Company will be in default of such Section. The Company's board of directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation will be deemed to be an incurrence of Indebtedness by the Company's Restricted Subsidiaries of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.05, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

            "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (b) the then outstanding principal amount of such Indebtedness.

            Section 2.02.     Other Definitions.

Term                                                      Defined in Section
----                                                      ------------------
"Additional Notes"                                              1.02
"Affiliate Transaction"                                         4.08

"Bankruptcy Law"                                                6.01
"Change of Control Offer"                                       4.02
"Change of Control Payment"                                     4.02
"Change of Control Payment Date"                                4.02
"covenant defeasance"                                           7.02
"Custodian"                                                     6.01
"defeasance"                                                    7.03
"Events of Default"                                             6.01
"Initial Notes"                                                 1.02
"Notice of Default"                                             6.01
"Payment Default"                                               6.01

            Section 2.03. Incorporation by Reference of Trust Indenture Act. The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Indenture. The following Trust Indenture Act terms have the following meanings:

            "indenture securities" means the Notes.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Supplemental Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                                   ARTICLE III

                                   REDEMPTION

            The provisions set forth below shall be applicable to the Company and the Trustee in addition to the provisions in Article 10 of the Existing Indenture, which shall be otherwise applicable in respect of the Notes.

            Section 3.01. Optional Redemption. i) From and after the issuance of Notes, Notes will be subject to redemption at the option of the Company, in whole or in part, at any time or from time to time at a Redemption Price equal to the sum of the principal amount of the Notes plus accrued and unpaid interest, if any, accrued to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) plus the Applicable Premium.

            (b) From and after June 15, 2005, the Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

            Year                        Percentage
            ----                        ----------
            2005                        105.375%
            2006                        102.688%
            2007 and thereafter         100.000%

            (c) At any time and from time to time prior to June 15, 2004, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes then Outstanding with the proceeds of one or more Equity Offerings, at a Redemption Price of 110.75% of the principal amount plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, that (i) at least 65% of the aggregate principal amount of the Notes then Outstanding remain Outstanding immediately after the occurrence of such redemption excluding Notes held by the Company or any of its Subsidiaries and (ii) the redemption occurs within 45 days of the date of the closing of such Equity Offering.

            Section 3.02. Selection. If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption as follows:

                  (1) if the Notes are listed on any national securities
            exchange (within the meaning of a "national securities exchange" in Section 6 of the Exchange Act), in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

                  (2) if the Notes are not listed on any "national securities exchange," on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

            Section 3.03. No Conditional Redemption. No notice of redemption with respect to the Notes may provide that such redemption is conditioned upon the deposit of moneys by the Company or that the Company retains the right to rescind such notice.

                                   ARTICLE IV

                                    COVENANTS

            The covenants set forth below shall be applicable to the Company and the Guarantor, as applicable, in addition to the covenants in Article 9 of the Existing Indenture, which shall in all respects be applicable in respect of the Notes.

            Section 4.01. Covenant Cancellation.  When:

                  (i) the Notes have been rated as Investment Grade Securities by either S&P or Moody's; and

                  (ii) no Default or Event of Default has occurred and is
            continuing under the Indenture as of such time;

the Company, the Guarantor and the other Subsidiaries will not thereafter be subject to the following provisions of this Supplemental Indenture: Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.10, 4.11, 5.01(a)(4) and 5.01(a)(5).

            Section 4.02. Change of Control. Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Section 4.02 and described in such notice. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                  (a) that the Change of Control Offer is being made pursuant to this Section 4.02 and that all Notes tendered will be accepted for payment;

                  (b) the Change of Control Payment and the Change of Control Payment Date;

                  (c) that any Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture;

                  (d) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (e) that Holders electing to have Notes purchased pursuant to the Change of Control Offer will be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                  (f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                  (g) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

                  (h) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical and, if available, projected financial information after giving effect to such Change of Control, information regarding the Person or Persons acquiring control and such Person's or Persons' business plans going forward).

            The Company shall comply with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.02, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.02 by virtue thereof.

            On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            The Change of Control provisions described in this Section 4.02 shall be applicable whether or not any other provisions of the Indenture are applicable.

            The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.02 applicable to a Change of Control Offer made by the Company, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

            Section 4.03. Limitation on Asset Sales.

            (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of,
(ii) such fair market value is determined by the board of directors of the Company or the executive committee thereof and evidenced by its resolution set forth in an Officers' Certificate delivered to the Trustee, and (iii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this Section 4.03, the following will be deemed to be cash: (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are expressly assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

            Notwithstanding clause (iii) of the first sentence of paragraph (a) above, any Asset Sale having a fair market value of up to $200 million in the aggregate per year may be for consideration that is less than 75% but at least 50% in the form of cash.

            (b) The Company or the Restricted Subsidiary, as the case may be, within 360 days after the receipt of any Net Proceeds from an Asset Sale subject to this Section, may apply such Net Proceeds at its option (1) to reduce (A) Indebtedness under a Credit Facility and to correspondingly reduce commitments with respect thereto, (B) any Shorter-Term Public Debt or (C) any Indebtedness of a Restricted Subsidiary; (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business; (3) to make a capital expenditure; (4) to acquire any other assets, in each case, that are used or useful in a Permitted Business; or (5) to fund the cash on hand of the Company, up to a maximum of $200 million of additions to such cash on hand.

            Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited hereby or by the Existing Indenture.

            (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50 million, the Company shall be required to make an offer (pro rata in proportion to the principal amount (or accreted value, if applicable) outstanding in respect of any of the Notes or any Indebtedness ranking pari passu in right of payment with the Notes, the terms of which Indebtedness contain provisions similar to those set forth herein with respect to offers to purchase or redeem with the proceeds of sales of assets) to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. The Company shall settle its obligations to Holders in respect of any Asset Sale Offer in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of the Notes and other pari passu

Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of the Excess Proceeds will be reset at zero.

            (d) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section
4.03. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.03, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.03 by virtue thereof.

            Section 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (i) a. declare or pay any dividend or make any other payment or distribution on account of the Company's or to the extent non-ratable any of the Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or to the extent non-ratable any of the Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) or to the Company or one of its Restricted Subsidiaries);

                  (A) purchase, redeem or otherwise acquire or retire for value
            (including, without limitation, in connection with any merger or consolidation involving the Company) any of the Company's Equity Interests or its Restricted Subsidiaries' Equity Interests not held by the Company or a Restricted Subsidiary or Trust Preferred Securities;

                  (B) make any payment on or with respect to, or purchase,
            redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except (A) a payment of interest or principal at the Stated Maturity thereof, (B) intercompany Indebtedness, (C) prepayments of capital lease liabilities in connection with the disposition of the related asset or property and (D) payments on Indebtedness of Conseco Finance; or

                  (C) make any Restricted Investment (all such payments and
            other actions set forth in these clauses (A) through (D) being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

                  (ii) b. no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

                  (A) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the second proviso of Section 4.05; and

                  (B) such Restricted Payment, together with the aggregate
            amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Original Issuance Date (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of paragraph (b) below), is less than the sum, without duplication, of:

                  (1) 50% of the Company's Consolidated Net Income for the
            period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Original Issuance Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                  (2) 100% of the aggregate net cash proceeds received by the
            Company since the Original Issuance Date as a contribution to the Company's common equity capital or from the issue or sale of the Company's Equity Interests (other than Disqualified Stock) or from the issue or sale of the Company's convertible or exchangeable Disqualified Stock or the Company's convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities) sold to any of the Company's Subsidiaries; plus

                  (3) to the extent that any Restricted Investment that was made after the Original Issuance Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

                  (4) to the extent that the Company redesignates any
            Unrestricted Subsidiary as a Restricted Subsidiary after the Original Issuance Date and elects to treat the amount specified in
            Section 4.09 as a Restricted Payment for purposes of this paragraph (as permitted by such Section 4.09), the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which the Company originally designated such Subsidiary as an Unrestricted Subsidiary.

            (b) So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, paragraph (a) above shall not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Indenture;

                  (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any of the Company's subordinated Indebtedness or of any of the Company's Equity Interests in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to any of the Company's Subsidiaries) of, the Company's Equity Interests (other than Disqualified Stock); provided, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (ii)(C)(2) of paragraph (a) above;

                  (iii) the defeasance, redemption, repurchase or other
            acquisition of the Company's subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (iv) the repurchase, redemption or other acquisition or
            retirement for value of any of the Company's or any of its Restricted Subsidiaries' Equity Interests held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement, employment agreement or similar agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $25 million in any twelve-month period (excluding for this purpose any such repurchases not involving a cash payment by the Company or its Restricted Subsidiaries);

                  (v) the payment of interest and principal at maturity on the
            Company's debentures underlying the Trust Preferred Securities (and the related trusts may pay dividends under such Trust Preferred Securities);

                  (vi) the payment in respect of fractional shares of the Company's Equity Interests;

                  (vii) the redemption of the Company's common stock and
            Preferred Stock owned by the Company's Subsidiaries; or

                  (viii) other Restricted Payments in an aggregate amount since the Original Issuance Date not to exceed $150 million.

            (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued under this Section shall be determined by a Senior Executive whose certificate with respect thereto shall be delivered to the Trustee. Such Senior Executive's determination shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25 million. No later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

            Section 4.05. Incurrence of Indebtedness and Issuance of Preferred Stock. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt); and, the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock other than to the Company or another Restricted Subsidiary; provided, however, that this Section shall not prohibit the incurrence of Permitted Debt; and, provided, further, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the Net Proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

            Section 4.06. Limitation on Liens. The Company shall not and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of the Company's property or assets, now owned or hereafter acquired, unless all payments due under the Indenture are secured on an equal and ratable basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

            Section 4.07. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

            (a) pay dividends or make any other distributions on its Capital Stock to the Company or to any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

            (b) make loans or advances to the Company or any of its Restricted Subsidiaries; or

            (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

            However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

            (a) agreements governing Existing Indebtedness and Credit Facilities as in effect on the Original Issuance Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Original Issuance Date;

            (b) the Indenture and the Notes;

            (c) applicable law, regulations promulgated under any applicable statute, or action of any governmental agency having regulatory supervision over the Company or any of its Subsidiaries;

            (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided, that in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

            (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

            (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (c) of the preceding section;

            (g) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

            (h) Permitted Refinancing Indebtedness, provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (i) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.06 that limit the right of the debtor to dispose of the assets subject to such Liens;

            (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

            (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

            Section 4.08. Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any material payment to, sell, lease, transfer or otherwise dispose of any of its material properties or assets to, or purchase any material property or assets from, or enter into or make or amend any material transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing actions, considered separately, an "Affiliate Transaction"), unless

                  (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (ii) the Company delivers to the Trustee:

                  (1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15 million, a resolution of its board of directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors; and

                  (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing;

provided, that, for purposes of the foregoing covenant set forth in this Section 4.08, "Affiliate Transactions" shall not include:

                  (A) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary and consistent with the past practice of the Company or such Restricted Subsidiary;

                  (B) transactions between or among the Company and/or its
            Restricted Subsidiaries not otherwise prohibited hereby or by the Existing Indenture;

                  (C) transactions with a Person that is the Company's Affiliate solely because the Company owns an Equity Interest in, or controls, such Person;

                  (D) payment of reasonable directors fees to Persons who are not otherwise the Company's Affiliates;

                  (E) sales of Equity Interests (other than Disqualified Stock) to the Company's Affiliates; and

                  (F) Restricted Payments that are permitted by the provisions of Section 4.04 hereof.

            Section 4.09. Designation of Restricted and Unrestricted Subsidiaries. The board of directors of the Company or the executive committee thereof may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be a Restricted Payment or Investment at the time of such designation and shall be deemed to be either a Restricted Payment for purposes of clause (ii)(C)(4) of paragraph (a) of Section 4.04 or a Permitted Investment for purposes of clause (i) of the definition of Permitted Investment, as elected by the Company. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The board of directors of the Company or the executive committee thereof may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if such designation would not cause a Default or Event of Default.

            Section 4.10. Limitation on the Company's Business. The Company shall not, and shall not permit any Restricted Subsidiary, to, directly or indirectly, engage in any business other than the Permitted Business, except to the extent as would not be material to the Company and its Subsidiaries taken as a whole.

            Section 4.11. Limitation on Investments. The Company shall not, and shall not permit any of its Insurance Subsidiaries to, directly or indirectly, make or hold Investments in Non-Investment Grade Securities which at any time exceed, in the aggregate, 20% of the Admitted Assets of the Insurance Subsidiaries determined as of the end of the preceding calendar quarter.

            Section 4.12. Commission Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and provide the Trustee and Holders of Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings.

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including information concerning the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on certain advice or documents pursuant to
Section 6.2(c) of the Existing Indenture); provided, that the foregoing shall not relieve the Trustee of any of its responsibilities hereunder.

            Section 4.13. Further Instruments and Acts. Upon request of the Trustee, the Company and the Guarantor, if applicable, shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Supplemental Indenture.

                                    ARTICLE V

                                SUCCESSOR COMPANY

            Section 5.01. When the Company May Merge or Transfer Assets. (b) The Company shall not merge, consolidate or amalgamate with or into any other Person or sell, assign, transfer or convey or otherwise dispose of all or substantially all its and its Restricted Subsidiaries' properties or assets in one transaction or series of related transactions to another Person unless:

                  (1) the Company shall be the surviving corporation or the
            Person formed by or surviving any such merger, consolidation or amalgamation (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition is made shall be a corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or limited liability company organized or existing under the laws of the United States, any State of the United States or the District of Columbia;

                  (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

                  (3) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist;

                  (4) immediately after giving effect to such transaction or series of transactions on a pro forma basis including any financing transactions, the Company or the Person surviving any such merger, consolidation or amalgamation (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions, as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second proviso of Section 4.05; and

                  (5) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Person surviving any such merger or consolidation shall have an Adjusted Total Shareholders' Equity in an amount which is not less than the Adjusted Total Shareholders' Equity of the Company immediately prior to such transaction or series of transactions.

            (b) Any Person formed by or surviving any merger, consolidation or amalgamation (if not the Company) shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, but the predecessor Company in the case of a sale, assignment, transfer, conveyance or other disposition shall not be released from any of the obligations or covenants under the Indenture, including with respect to the payment of the Notes (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety).

            (c) The Company shall not, directly or indirectly, lease all or substantially all of its property or assets, in one or more related transactions, to any other Person.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

            Section 6.01. Events and Remedies. The following events shall be "Events of Default":

                  (1) the Company or the Guarantor defaults in any payment of interest on, or Liquidated Damages with respect to, any Note when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) the Company or the Guarantor defaults in the payment of the principal of, or premium on (if any), any Note when the same becomes due and payable at its Stated Maturity, upon acceleration, required repurchase or otherwise;

                  (3) the Company, the Guarantor or any Restricted Subsidiary of
            the Company fails to comply with the provisions of Section 4.04,
            Section 4.05 or Article V;

                  (4) the Company, the Guarantor or any Restricted Subsidiary of
            the Company fails to comply with any provision of Section 4.02 or
            Section 4.03 and such failure continues for 30 days after written notice of such default or breach is given by registered or certified mail to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes then Outstanding, a written notice specifying such default or breach and requiring it to be remedied by the Trustee or by the Holders as described in this Section 6.01(a)(4), a "Notice of Default";

                  (5) the Company, the Guarantor or any Restricted Subsidiary of
            the Company fails to comply with any other agreement or covenant in, or any provisions of, the Indenture or the Notes (other than a default or breach specified in (1), (2), (3) or (4) above) and such failure continues for 60 days after a Notice of Default is given;

                  (6) the Company, the Guarantor or any Restricted Subsidiary of
            the Company defaults under any mortgage, agreement indenture or instrument under which there may be issued or by which there may be secured, guaranteed or evidenced any Indebtedness for money borrowed by the Company, the Guarantor or any Restricted Subsidiary of the Company (or the payment of which is Guaranteed by the Company, the Guarantor or any Restricted Subsidiary of the Company) whether such Indebtedness or Guarantee existed on the Original Issuance Date, or is created after the Original Issuance Date, which default

                  (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or

                  (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and such acceleration shall not be rescinded or annulled;

and, in each case, the principal amount of any such Indebtedness is more than $50 million;

                  (7) any judgment or judgments for the payment of money in an aggregate amount in excess of $50 million or its foreign currency equivalent at the time is entered against the Company, the Guarantor or any other Subsidiary and shall not be paid, vacated, discharged, stayed or bonded pending appeal for a period of 60 days from entry thereof;

                  (8) the Company, the Guarantor or any other Significant
            Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                  (a) commences a voluntary case or proceeding or files a petition or answer or consent seeking reorganization;

                  (b) consents to the entry of an order for relief against it in an involuntary case or proceeding in which it is the debtor;

                  (c) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                  (d) makes a general assignment for the benefit of its creditors;

                  (e) admits in writing its inability generally to pay its debts as the same become due; or

                  (f) takes corporate action in furtherance of any such action;

                  (9) a court of competent jurisdiction enters an order or
            decree under any Bankruptcy Law that:

                  (a) is for relief against the Company, the Guarantor or any other Significant Subsidiary in an involuntary case in which it is the debtor;

                  (b) adjudges the Company or the Guarantor as bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, and adjustment or composition of or in respect of the Company, appoints a Custodian of the Company, the Guarantor or any other Significant Subsidiary thereof or for all or substantially all of the property of the Company, the Guarantor or any other Significant Subsidiary thereof; or

                  (c) orders the liquidation of the Company, the Guarantor or any other Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 days; and

                  (10) the Guarantor repudiates its obligations under the
            Subsidiary Guarantee or, except as permitted by this Indenture, the Subsidiary Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

            The term "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions contained in Section 3.01 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to June 15, 2005 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to June 15, 2005, then, in addition to all amounts otherwise payable with respect to such Notes, the premium with respect thereto (expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence), shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

            Section 6.02. Waiver of Default or Event of Default by Holders. The provisions of Section 5.7 of the Existing Indenture shall be applicable to any waiver of Default or Event of Default.

            Section 6.03.     Acceleration of Maturity.

            (a) If an Event of Default other than an Event of Default specified in clause (8) or (9) of Section 6.01 occurs and is continuing with respect to the Company or any Significant Subsidiary of the Company, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all the Notes then Outstanding plus any accrued and unpaid interest to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable. If an Event of Default specified in clause (8) or (9) of Section 6.01(a) occurs and is continuing with respect to the Company or any Significant Subsidiary of the Company, the principal amount of all Notes then Outstanding plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of payment shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            (b) The Holders of a majority in principal amount of the Notes then Outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the Notes for the nonpayment of principal, interest or premium (except nonpayment of principal, interest or premium that has become due solely as a result of such acceleration) have been cured or waived.

                                   ARTICLE VII

                       DISCHARGE OF INDENTURE; DEFEASANCE

            Section 7.01. Discharge of Liability on the Notes. In addition to the provisions of Section 4.1 of the Existing Indenture, it shall be an additional condition to any termination of the Company's Obligations pursuant to such Section that, insofar as the Company shall be required to make a deposit of funds in Trust as a condition to such termination (as described in Clause
(1)(B)(iii) of paragraph (a) of such Section 4.1), no Default or Event of Default has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company (or any of its Significant Subsidiaries) is a party or by which it is bound.

            Section 7.02. Additional Provisions Regarding Covenant Defeasance. In the event the Company elects to exercise the option specified in Section 4.3 of the Existing Indenture to apply the provisions of Section 4.5 regarding "covenant defeasance" (as defined in such Section 4.5) to certain obligations as permitted therein, by such Section 4.5, in addition to the covenants the obligations under which are released pursuant to such Section, the Company's obligations under the following provisions of this Supplemental Indenture shall be released: Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.10, 4.11, 5.01(a)(4) and
5.01(a)(5).

            Section 7.03. Additional Conditions to Defeasance. The following additional provisions shall apply to Section 4.6 of the Existing Indenture and, except as indicated, will apply in addition to, and not in lieu of, the conditions set forth in Section 4.6 of the Existing Indenture:

                  (i) any Government Obligations deposited pursuant to clause
            (a) of Section 4.6 of the Existing Indenture shall be non-callable obligations. The Company shall, upon making the deposit specified in such clause, indicate whether the Notes are being defeased to maturity or to a particular Redemption Date;

                  (ii) in lieu of the Opinion of Counsel specified in paragraph
            (c) of Section 4.6 of the Existing Indenture, in the case of an election providing for "defeasance" under Section 4.4 of the Existing Indenture, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Original Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (iii) in the case of the covenant defeasance, the Company
            shall have delivered to the Trustee the Opinion of Counsel described in paragraph (d) of Section 4.6;

                  (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default under Section 6.01(8) and/or (9) are concerned, at any time in the period ending on the 91st day after the date of deposit; and

                  (v) such defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

                                  ARTICLE VIII

                                   AMENDMENTS

            Section 8.01. Without Consent of Holders. In addition to the purposes for which the Company, the Guarantor and the Trustee may amend the Indenture without the consent of Holders as specified in Section 8.1 of the Existing Indenture, the Company and the Trustee may enter into a supplemental indenture for the purpose of providing for uncertificated Notes and may amend the Indenture to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

            Section 8.02. With Consent of Holders. ii) For the purposes of the
Notes: (i) the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); and (ii) any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then Outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

            (b) In addition to those provisions set forth in Section 8.2 of the Existing Indenture as requiring the consent of all Holders, no supplemental indenture may, without the consent of all Holders affected, (i) reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.02 and 4.03) or (ii) waive any redemption payment with respect to any Note (other than a payment required pursuant to Sections 4.02 and 4.03).

            Section 8.03. Payments for Consent. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

            Section 9.01. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture by the Trust Indenture Act, the required provision shall control.

            Section 9.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

            if to the Company or the Guarantor:

            Conseco, Inc.
            11825 N. Pennsylvania Street
            Carmel, Indiana  46032

            Attention:  David K. Herzog
            Facsimile:  (317) 817-6327

            if to the Trustee:

            State Street Bank and Trust Company
            Goodwin Square
            225 Asylum Street
            23rd Floor
            Hartford, CT  06103

            Attention:  Corporate Trust Administration
            Facsimile:  (860) 244-1889

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Section 9.03. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes Outstanding at the time shall be considered in any such determination.

            Section 9.04. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

            Section 9.05. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the Record Date shall not be affected.

            Section 9.06. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            Section 9.07. No Personal Liability of Directors, Officers, Employees and Shareholders. A director, officer, employee, incorporator or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

            Section 9.08. Successors. All agreements of the Company in the Indenture and the Notes shall bind its successors. All agreements of the Guarantor in the Indenture and the Subsidiary Guarantee shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors.

            Section 9.09. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

            Section 9.10. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            Section 9.11. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the Company's use of the proceeds from the Notes or for monies paid over to the Company pursuant to this Supplemental Indenture.

            IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                    CONSECO, INC.


                                    By: __________________________________
                                        Name:  William J. Shea
                                        Title:


                                    By: __________________________________
                                        Name:  James S. Adams
                                        Title:


                                    CIHC, INCORPORATED


                                    By: __________________________________
                                        Name:  Mark A. Ferrucci
                                        Title:    President



                                    STATE STREET BANK AND TRUST COMPANY, as
                                     Trustee


                                    By: __________________________________
                                        Name:
                                        Title:

                                                                     Exhibit A-1


                                [FORM OF NOTE]

                                 [Face of Note]


      THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.14(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.9 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

      THIS NOTE AND THE GUARANTEE ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEE ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEE ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEE ENDORSED HEREON (OR ANY PREDECESSOR OF THIS SECURITY AND THE GUARANTEE ENDORSED HEREON) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR

TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                CONSECO, INC.


                        10-3/4% SENIOR NOTES DUE 2009



No.  A-1  US$______________                           CUSIP

 1.   Principal and Interest; Method of Payment

      CONSECO, INC., a corporation duly organized and existing under the laws of Indiana (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _______________ ($_______________) on June 15, 2009, and to pay interest thereon from April 24, 2002 or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

      Interest will be payable on June 15 and December 15 of each year (each an "Interest Payment Date"), at the rate of 10-3/4% per annum, commencing June 15, 2002 (except as provided below) until the principal hereof becomes due and payable. Interest payments will be made in an amount equal to the amount accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including December 15, 2001, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or Stated Maturity. The interest payable on June 15, 2002 will accrue from December 15, 2001. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of Business on the Regular Record Date for such interest payment, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate born by the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the same rate to the extent lawful.

      If any Interest Payment Date(s) or the Stated Maturity falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Stated Maturity, as the case may be, to the date of such payment on the next succeeding Business Day.

      While this Security is represented by one or more global notes registered in the name of the Depository or its nominee, the Company will cause payments of principal of, premium, if any, and interest on this Security to be made to the Depository or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depository or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

      The Company will make all payments in respect of the Notes (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, by wire transfer to a Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

      The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to the Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 6.9(a) of the Indenture. The Company or any of its domestically incorporated Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

      THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to herein, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Security will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

 2.   Indenture.

      This Security is one of a duly authorized issue of securities of the Company (the "Securities") issued under the Second Senior Indenture, dated as of April 24, 2002, as amended by the First Senior Supplemental Indenture thereto dated as of April 24, 2002 and as further amended from time to time (together, the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee") and is one of the "Notes" referred to in the First Supplemental Indenture, to which Indenture, Second Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Notes designated on the face hereof limited in aggregate principal amount to $750,000,000.

3. Denomination; Transfer; Exchange.

      The Notes of this series are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, Notes of this series are exchangeable for Notes of this series of like aggregate principal amount of a different authorized denomination, as requested by the Holder surrendering the same.

      As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series with like terms and conditions, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      This Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Indenture. Except as provided in the Indenture, owners of beneficial interests in this Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

4. Optional Redemption.

      The Company may redeem the Notes, at its option, in whole or in part, at any time or from time to time prior to their maturity at a redemption price equal to the sum of the principal amount thereof, plus accrued and unpaid interest (if any) and Liquidated Damages (if any) to the Redemption Date (subject to the right of the Holder on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date (plus the Applicable Premium (if any).

      From and after June 15, 2005, this Note will be redeemable at the option of the Company, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest thereon and Liquidated Damages (if any) to the applicable Redemption Date (subject to the right of the Holder on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

        PERIOD                     REDEMPTION PRICE
        2005                           105.375%
        2006                           102.688%
        2007 and thereafter            100.000%

      In addition, at any time and from time to time prior to June 15, 2005, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes then Outstanding with the proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount) of 110.75% plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, that (i) at least 65% of the aggregate principal amount of the Notes then Outstanding remain Outstanding immediately after the occurrence of such redemption excluding Notes held by the Company or any of its Subsidiaries and (ii) the redemption occurs within 45 days of the date of the closing of such Equity Offering.

5. Repurchase At Option Of Holder.

      If a Change of Control occurs, each Holder shall have the right to require the Company to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of the Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Liquidated Damages (if any), on Notes repurchased to the date fixed for repurchase. In the event of a Change of Control, notice thereof will be given by the Company to the Holders as provided in the Indenture. To exercise a repurchase right, a Holder must surrender the Notes to be repurchased to the Paying Agent as provided in the Indenture.

      If the Company or a Restricted Subsidiary consummates any Asset Sale, when the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company shall make a pro rata offer to purchase (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages (if any) to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be deemed to have been reset at zero.

6. Restrictive Covenants.

      The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to pay, among other things, dividends or make other payments, consummate sales of assets, incur additional indebtedness and issue preferred stock, create certain liens, enter into certain mergers and consolidations and enter into certain transactions with affiliates.

7. Covenant Cancellation.

      When (i) the Notes have been rated as Investment Grade Securities by either S&P or Moody's and (ii) no Default or Event of Default has occurred and is continuing under the Indenture as of such time, the Company and the Subsidiaries will not thereafter be subject to certain limitations imposed by the Indenture, including restrictions on distributions of dividends or other payments, consummations of sales of assets, incurrences of additional indebtedness or issuances of preferred stock, entrances into certain mergers and consolidations and entrances into certain transactions with affiliates.

8. Guarantee.

      The Company's obligations under the Notes are guaranteed, to the extent permitted by law, on a senior subordinated basis by the Guarantor. The Guarantor Obligations will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash, of all Senior Debt of the Guarantor.

9. Provisions Applicable to Global Certificates.

      No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

      This Note is in the form of a Global Security as provided in the Indenture. If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Note or if at any time the Depository for this series shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Note. If a successor Depository for this Note is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of certificates representing Notes of this series in exchange for this Note will authenticate and deliver, certificates representing securities of this series of like tenor and terms in an aggregate principal amount equal to the principal amount of this Note in exchange for this Note.

      If specified by the Company pursuant to the Indenture with respect to this Note, the Depository may surrender this Note in exchange in whole or in part for certificates representing Notes of this series of like tenor and terms in definitive form on such terms as are acceptable to the Company and the Depository. Thereupon the Company shall execute, and the trustee or its agent shall authenticate and deliver, without a service charge, (1) to each Holder specified by the Registrar or the Depository a certificate or certificates representing Notes of this series of like tenor and terms and of any authorized denomination as requested by such person in an aggregate principal amount equal to and in exchange for such Holder's beneficial interest as specified by the Registrar or the Depository in this Note; and (2) to the Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Security and the aggregate principal amount of certificates representing Notes delivered to Holders thereof.

      The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

      All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined herein; and all references in the Indenture to "Security" or "Securities" will be deemed to include this Note.

             IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date: April 24, 2002                   CONSECO, INC.




                                By:
                                   ---------------------------------------------
                                   Name:  William J. Shea
                                   Title: President and
                                          Chief Operating Officer
SEAL
                                By:
                                   ---------------------------------------------
                                   Name:  James S. Adams
                                   Title: Senior Vice President,
                                          Chief Accounting Officer and
                                          Treasurer


            This is one of the Guaranteed Senior Notes due June 15, 2009 described in the within-mentioned Indenture.





Date: April 24, 2002            STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee


                                By:
                                   ---------------------------------------------
                                   Name:  Michael M. Hopkins
                                   Title: Vice President

      ASSIGNMENT FORM

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE



PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE



the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Date:



-----------------------
      Signature





NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

      THE SIGNATURE(S) MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" THAT IS A MEMBER OR PARTICIPANT IN A "SIGNATURE GUARANTEE PROGRAM" (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM).

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.02 or Section 4.03 of the First Senior Supplemental Indenture, check the appropriate box:

            / / Section 4.02                    / / Section 4.03

            (Change of Control)                 (Asset Sale)



      If you want to have only part of the Security purchased by the Company pursuant to Section 4.02 or Section 4.03 of the First Senior Supplemental Indenture, state the amount you elect to have purchased:

$__________________

Date:______________

                                    Your Signature:_____________________________
                                    (Sign exactly as your name appears on the face of this Note)




Signature Guarantee.*

------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

            The following exchanges of a part of this Global Note for an interest in another Global Note or for a Restricted Global Note, or exchanges of a part of another Global Note or Restricted Global Note for an interest in this Global Note, have been made:

                                                                            Principal Amount at
                      Amount of Decrease in      Amount of Increase in      Maturity                     Signature of
                      Principal Amount at        Principal Amount at        of this Global Security      Authorized Officer
                      Maturity                   Maturity                   Following such               of Trustee or
Date of Exchange      of this Global Security    of this Global Security    decrease (or increase)       Security Custodian
----------------      -----------------------    -----------------------    ----------------------       ------------------




                                                                     Exhibit A-2


                                [FORM OF NOTE]

                                 [Face of Note]

      THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.14(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.9 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

      THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFIED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

      THIS NOTE AND THE GUARANTEE ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEE ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEE ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEE ENDORSED HEREON (OR ANY PREDECESSOR OF THIS SECURITY AND THE GUARANTEE ENDORSED HEREON) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS

GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                CONSECO, INC.


                        10-3/4% SENIOR NOTES DUE 2009



No.  S-1  US$______________                                     CUSIP U20880 AF4

1.  Principal and Interest; Method of Payment

      CONSECO, INC., a corporation duly organized and existing under the laws of Indiana (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _______________ ($_______________) on June 15, 2009, and to pay interest thereon from April 24, 2002 or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

      Interest will be payable on June 15 and December 15 of each year (each an "Interest Payment Date"), at the rate of 10-3/4% per annum, commencing June 15, 2002 (except as provided below) until the principal hereof becomes due and payable. Interest payments will be made in an amount equal to the amount accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or Stated Maturity. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of Business on the Regular Record Date for such interest payment, which shall be the June 1 or December 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate born by the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the same rate to the extent lawful.

      If any Interest Payment Date(s) or the Stated Maturity falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Stated Maturity, as the case may be, to the date of such payment on the next succeeding Business Day.

      While this Security is represented by one or more global notes registered in the name of the Depository or its nominee, the Company will cause payments of principal of, premium, if any, and interest on this Security to be made to the Depository or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depository or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

      The Company will make all payments in respect of the Notes (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, by wire transfer to a Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

      The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to the Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 6.9(a) of the Indenture. The Company or any of its domestically incorporated Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

      THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to herein, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Security will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2.  Indenture.

      This Security is one of a duly authorized issue of securities of the Company (the "Securities") issued under the Second Senior Indenture, dated as of April 24, 2002, as amended by the First Senior Supplemental Indenture thereto dated as of April 24, 2002 and as further amended from time to time (together, the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee") and is one of the "Notes" referred to in the First Supplemental Indenture, to which Indenture, Second Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Notes designated on the face hereof limited in aggregate principal amount to $750,000,000.

3.  Denomination; Transfer; Exchange.

      The Notes of this series are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, Notes of this series are exchangeable for Notes of this series of like aggregate principal amount of a different authorized denomination, as requested by the Holder surrendering the same.

      As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series with like terms and conditions, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      This Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Indenture. Except as provided in the Indenture, owners of beneficial interests in this Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

4.  Optional Redemption.

      The Company may redeem the Notes, at its option, in whole or in part, at any time or from time to time prior to their maturity at a redemption price equal to the sum of the principal amount thereof, plus accrued and unpaid interest (if any) and Liquidated Damages (if any) to the Redemption Date (subject to the right of the Holder on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date (plus the Applicable Premium (if any).

      Except as set forth in paragraphs 4(b) below, the Company shall not have the option to redeem the Securities prior to June 15, 2005. From and after June 15, 2005, this Note will be redeemable at the option of the Company, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest thereon and Liquidated Damages (if any) to the applicable Redemption Date (subject to the right of the Holder on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

        PERIOD                     REDEMPTION PRICE
        2005                           105.375%
        2006                           102.688%
        2007 and thereafter            100.000%

      In addition, at any time and from time to time prior to June 15, 2004, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes then Outstanding with the proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount) of 110.75% plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, that (i) at least 65% of the aggregate principal amount of the Notes then Outstanding remain Outstanding immediately after the occurrence of such redemption excluding Notes held by the Company or any of its Subsidiaries and (ii) the redemption occurs within 45 days of the date of the closing of such Equity Offering.

5.  Repurchase At Option Of Holder.

      If a Change of Control occurs, each Holder shall have the right to require the Company to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of the Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Liquidated Damages (if any), on Notes repurchased to the date fixed for repurchase. In the event of a Change of Control, notice thereof will be given by the Company to the Holders as provided in the Indenture. To exercise a repurchase right, a Holder must surrender the Notes to be repurchased to the Paying Agent as provided in the Indenture.

      If the Company or a Restricted Subsidiary consummates any Asset Sale, when the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company shall make a pro rata offer to purchase (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages (if any) to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be deemed to have been reset at zero.

6.  Restrictive Covenants.

      The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to pay, among other things, dividends or make other payments, consummate sales of assets, incur additional indebtedness and issue preferred stock, create certain liens, enter into certain mergers and consolidations and enter into certain transactions with affiliates.

7.  Covenant Cancellation.

      When (i) the Notes have been rated as Investment Grade Securities by either S&P or Moody's and (ii) no Default or Event of Default has occurred and is continuing under the Indenture as of such time, the Company and the Subsidiaries will not thereafter be subject to certain limitations imposed by the Indenture, including restrictions on distributions of dividends or other payments, consummations of sales of assets, incurrences of additional indebtedness or issuances of preferred stock, entrances into certain mergers and consolidations and entrances into certain transactions with affiliates.

8.  Guarantee.

      The Company's obligations under the Notes are guaranteed, to the extent permitted by law, on a senior subordinated basis by the Guarantor. The Guarantor Obligations will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash, of all Senior Debt of the Guarantor.

9.  Provisions Applicable to Global Certificates.

      No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

      This Note is in the form of a Global Security as provided in the Indenture. If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Note or if at any time the Depository for this series shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Note. If a successor Depository for this Note is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of certificates representing Notes of this series in exchange for this Note will authenticate and deliver, certificates representing securities of this series of like tenor and terms in an aggregate principal amount equal to the principal amount of this Note in exchange for this Note.

      If specified by the Company pursuant to the Indenture with respect to this Note, the Depository may surrender this Note in exchange in whole or in part for certificates representing Notes of this series of like tenor and terms in definitive form on such terms as are acceptable to the Company and the Depository. Thereupon the Company shall execute, and the trustee or its agent shall authenticate and deliver, without a service charge, (1) to each Holder specified by the Registrar or the Depository a certificate or certificates representing Notes of this series of like tenor and terms and of any authorized denomination as requested by such person in an aggregate principal amount equal to and in exchange for such Holder's beneficial interest as specified by the Registrar or the Depository in this Note; and (2) to the Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Security and the aggregate principal amount of certificates representing Notes delivered to Holders thereof.

      The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

      All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined herein; and all references in the Indenture to "Security" or "Securities" will be deemed to include this Note.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date: April 24, 2002                   CONSECO, INC.




                                By:
                                   ---------------------------------------------
                                   Name:  William J. Shea
                                   Title: President and
                                          Chief Operating Officer
SEAL
                                By:
                                   ---------------------------------------------
                                   Name:  James S. Adams
                                   Title: Senior Vice President,
                                          Chief Accounting Officer and
                                          Treasurer


            This is one of the Guaranteed Senior Notes due June 15, 2009 described in the within-mentioned Indenture.





Date: April 24, 2002            STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee


                                By:
                                   ---------------------------------------------
                                   Name:  Michael M. Hopkins
                                   Title: Vice President

      ASSIGNMENT FORM

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE



PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE



the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Date:



-----------------------
      Signature





NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

      THE SIGNATURE(S) MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" THAT IS A MEMBER OR PARTICIPANT IN A "SIGNATURE GUARANTEE PROGRAM" (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM).

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.02 or Section 4.03 of the First Senior Supplemental Indenture, check the appropriate box:


            / /  Section 4.02                   / /  Section 4.03

            (Change of Control)                 (Asset Sale)



      If you want to have only part of the Security purchased by the Company pursuant to Section 4.02 or Section 4.03 of the First Senior Supplemental Indenture, state the amount you elect to have purchased:

$__________________

Date:______________

                                    Your Signature:_____________________________
                                    (Sign exactly as your name appears on the face of this Note)




Signature Guarantee.*

--------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

         SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

            The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                                          Principal Amount at
                   Amount of Decrease in      Amount of Increase in       Maturity                    Signature of
                   Principal Amount at        Principal Amount at         of this Global Security     Authorized Officer
                   Maturity                   Maturity                    Following such              of Trustee or
Date of Exchange   of this Global Security    of this Global Security     decrease (or increase)      Security Custodian
----------------   -----------------------    -----------------------     ----------------------      ------------------




                                                                       Exhibit B


                        [FORM OF SUBSIDIARY GUARANTEE]

            For value received, the Guarantor (which term includes any successor Person under the Indenture, dated as of April 24, 2002 (the "Indenture"), among Conseco, Inc., the Guarantor and State Street Bank and Trust Company, as trustee (the "Trustee")) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions thereof, (a) the due and punctual payment of the principal of, premium, if any, interest and Liquidated Damages, if any, on the Securities (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Articles 12 and 13 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.


                                    [Name of Guarantor]



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title: Authorized Signatory


                                    Attested:



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title: Secretary